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                                                                   EXHIBIT 10.34
                                                                   -------------

                         Technology Exchange Agreement
           Addendum to Software License and Volume Purchase Agreement
            between LSI Logic Corporation and Verisity Design, Inc.

This Technology Exchange Agreement (Agreement) is effective January _1, 2000
                                                                     -
("Effective Date") between Verisity Design, Inc., a California corporation, with its principal place of business at 2041 Landings Drive, Mountain View, CA 94043 (Verisity) and LSI Logic Corporation, a Delaware corporation, with its principal place of business at 1551 McCarthy Boulevard, Milpitas California 95035 (LSI Logic).

                                    RECITAL

This Agreement is made to supplement and modify that certain Software License and Volume Purchase Agreement dated December 11, 1998 by and between the parties (the "VPA"). The terms and conditions of the VPA are hereby incorporated by reference. Any conflicts between the VPA and this Agreement shall be resolved in favor of this Agreement.

LSI Logic, through its wholly owned subsidiary Mint Technology, Inc. (Mint), has developed Mintsim software tool consisting of the files set forth in Exhibit A (Mintsim) for the purpose of enabling its customers to develop ASICs. LSI Logic wishes to provide a viable path for the Mint verification engineers to transition Mintsim based environments to a commercially viable and broadly supported solution at a rate commensurate with Mint's business requirements (consistent with the emerging LSI Logic methodology flow) at low overall cost.

LSI Logic wishes to retain the benefits of the significant added-value elements that exist in Mintsim today (e.g. multiple process simulation and scalability) through enhancements to Specman Elite.

Verisity has developed an industry leading, fully productized, state of the art functional verification tool suite, including Specman Elite, Invisible Specman, IP Cover, and Verisity's proprietary "e" language. Collectively, Invisible Specman and IP Cover are referred to herein as the "Invisible Specman Package."

LSI Logic is in the business of manufacturing ASICs which are designed by LSI Logic and/or its customers using intellectual property owned by or licensed to LSI Logic, known as "Cores."

LSI desires to obtain additional licenses to Specman Elite (and enhanced versions of Specman Elite). In addition, LSI Logic desires to acquire a license to the Invisible Specman Package and Verisity desires to grant such a license on the terms and conditions set forth in this Agreement and the VPA. LSI Logic desires to grant limited sublicenses to the Invisible Specman Package to its customers. For the purposes of applying the terms and conditions of the VPA to this Agreement, the Invisible Specman Package shall be deemed a "Licensed Program" as that term is used in the VPA.

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                                   AGREEMENT

The parties agree as follows:

1.  Ownership And License Rights For Mintsim.

    1.1 Ownership Rights. Upon the execution of this Agreement, LSI Logic will sell, assign, and transfer to Verisity any and all of LSI Logic's right, title and ownership interest to all current and prior versions of Mintsim software (LSI warrants that Exhibit A lists all of the files contained in the Mintsim software) and existing Mintsim documentation (collectively "Mintsim"), including any and all domestic and foreign patents or patent applications concerning Mintsim and any divisions, continuations, continuations-in-part, and continuing prosecution applications and the inventions therein disclosed. LSI Logic agrees to sign all papers, make all rightful oaths, and do all acts that may be necessary in connection with perfecting the ownership transfer described in this
Section 1.1.

    1.2 License Rights. LSI Logic will retain a copy of the current version of Mintsim in the form in which it is transferred to Verisity and will have a perpetual, irrevocable, non-exclusive, worldwide, paid up right and license to modify and use the retained version of Mintsim internally and in consulting services engagements. For a period of one month after the execution of this Agreement LSI Logic will also have the right to sell single seat licenses for the retained version of Mintsim to those existing customers listed in Exhibit B, under an "as-is" license agreement that (i) does not permit copying other than for internal use, (ii) does not include any right to sublicense or otherwise transfer Mintsim code to any third party other than to a consultant for use in support of such customer's own ASIC development, and (iii) does not contain any warranties or create any support obligations on the part of Verisity. LSI Logic shall have no other right to license or distribute Mintsim software for commercial use. Verisity shall have no warranty obligation or any obligation to provide support services for Mintsim licensed or distributed at any time by LSI Logic. LSI Logic will indemnify Verisity for any claims or damages that arise out of any third party's claim for Mintsim support, or any claim by an LSI Logic licensee or LSI Logic customer of Mintsim (including claims related to any third party's allegation of infringement of intellectual property) provided that Verisity promptly notifies LSI Logic of any third party claim or action, and grants LSI Logic the sole control of the defense of any such action, including all negotiations for its settlement or compromise.

    1.3 Non-infringement Warranty And Indemnity. LSI Logic represents and warrants that it has the right, including all government consents and approvals, to assign Mintsim on the terms and conditions set forth in this Agreement, and that to the best of its knowledge Mintsim as assigned does not infringe, and has not been accused of infringement of, any United States patent or copyright or misappropriate any trade secret of a third party. LSI Logic does not represent or warrant that Mintsim as assigned does not infringe any United States patent or copyright or misappropriate any true secret of a third party. Notwithstanding the foregoing, LSI Logic represents and warrants that those aspects of Mintsim that LSI Logic requests Verisity to incorporate into Specman Elite do not infringe any United States patent or copyright or misappropriate any trade secret of a third party LSI Logic will indemnify and hold Verisity harmless from and against all damages, liabilities, costs and expenses (including reasonable fees of counsel and other professionals) incurred by Verisity arising out of a breach of the warranty in

                                       2
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this Section 1.3, provided that Verisity promptly notifies LSI Logic of any third party claim or action , and grants LSI Logic the sole control of the defense of any such action, including all negotiations for its settlement or compromise. If Verisity is a defendant in such action, it may participate at its expense.

2. 1.4 No Other Warranty. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 1, MINTSIM AND THE ASSOCIATED DOCUMENTATION IS FURNISHED "AS IS." LSI LOGIC EXPRESSLY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, AS TO ANY ASPECT OF MINTSIM OR ITS OPERATION, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, DESIGN, CONDITION, CAPACITY, PERFORMANCE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.Specman Elite Technology Enhancement.

     2.1 Enhancements To Be Performed By Verisity. Verisity will enhance future versions of Specman Elite to support the following key Mintsim features: (a) multiple process simulation and scalability and (b) automatic mapping of addresses to hardware accesses. Verisity will consider input from the Mintsim user community in order to align the actual enhancements with the customer needs. This enhanced version of Specman Elite will be referred to as Specman Plus. Specman Plus will be owned solely and completely by Verisity. LSI Logic will allocate key Mint personnel as required for providing definition of Mintsim related enhancements for Specman Plus as set forth in Section 3.2.

     2.2 LSI Logic Input And Access To Specman Development. LSI Logic will have the opportunity to provide inputs to and promptly be appraised of future Specman product family development plans through an interface in regular meetings with a senior Verisity engineer who is knowledgeable concerning Verisity's Specman development plans going forward. LSI Logic will be provided with early access to Specman "beta" code as soon as it is available.

3.   Support And Transition Of Mintsim To Specman Plus.

     3.1 Transition Plan Development. Verisity will work closely with LSI Logic to build and execute a robust plan for the transition of Mintsim features to Specman Plus. Key Mint personnel designated by LSI Logic will meet with Verisity on a quarterly basis, as required, for the purpose of providing inputs for the definition of Mintsim related enhancements for Specman Plus. Unless otherwise agreed to by LSI Logic, the quarterly review will be held at the Mint facility in Massachusetts.

     3.2 Consulting Services For Transition. In order to assist LSI Logic in its transition from Mintsim to Specman Plus, Verisity may offer consulting services to certain designated Mint engineers on how they might develop an applications envelope that will reside on top of Specman Plus and will support the basic Mint Julep API (Poke, Peek, SetEvent, etc.) and on how they might generate a Mint specific customized version of Verification Advisor (Verisity's HTML based verification knowledge transfer system) that reflect the recommended LSI Logic and Mint verification methodologies. Verisity's consulting services to designated Mint engineers

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will be available for up to 10 person days within the first 180 days after the
Effective Date of this Agreement.

     3.3 Product Promotion. LSI Logic will actively promote Specman Plus to Mint customers following its production release.

4.  Specman Elite License Purchases.

     4.1 Quantity Of Licenses. Subject to LSI Logic's compliance with the terms and obligations of this Agreement, Verisity shall grant to LSI Logic the following licenses:

         4.1.1 In the first year of this Agreement (i.e., for a period of one year following the Effective Date) LSI Logic will have a cumulative total of [*] nonexclusive, nontransferable, worldwide Specman Elite licenses for the term specified below (which total includes licenses previously purchased by LSI Logic prior to this Agreement ("Pre-existing Licenses").

         4.1.2 LSI Logic will have a cumulative total of [*] licenses during the second year (i.e., an additional [*] licenses).

         4.1.3 LSI Logic will have a cumulative total of [*] licenses in the third year.

     4.2 These Specman Elite licenses can be upgraded, [*], to Specman Plus when it becomes available.

5.  Terms Of The Specman Elite Licenses.

     5.1 Specman Elite is a Licensed Program for the purposes of applying the terms of the VPA.

     5.2 In addition to the terms of the VPA, and subject to LSI Logic's compliance with the terms and obligations of this Agreement, LSI Logic may make its licensed copies of Specman Elite available for LSI Logic internal use by its subsidiaries, development groups, field organizations and authorized distributors. In addition, Specman Elite may be used in providing consulting services to Mint customers. Usage of Specman Elite at Mint customer sites as part of consulting engagements will be permitted under one of the following paradigms, at the discretion of LSI Logic:

         5.2.1 Projects done exclusively by Mint personnel with no access to the software by Mint customers.

         5.2.2 Projects done primarily by Mint personnel with limited customer access both in terms of the duration and the number of customers allowed access to the Specman tool. Such customer access will be only for the purpose of that customer's assistance to Mint personnel.

         5.2.3 Projects done by a combination of Mint personnel and Mint's customers. In cooperative projects of this nature the Mint engineers will have access both to the customers'

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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and to LSI Logic's Specman tools. The customer engineers will have access only to their own Specman licenses. LSI Logic, at its discretion, may refer its customers to Verisity for purchases of Specman Licenses from Verisity [*]. The training of the Mint customer engineers will be done by Verisity's trainers.

     5.3 Any copy of Specman Elite that will be accessed by a Mint customer must be hosted at that customer's site. Under no circumstances will a customer be permitted to remotely access a copy of Specman Elite at any other site. Any third party gaining access to any copy of a Licensed Program licensed to LSI Logic must be bound to confidentiality agreements no less protective of Verisity's intellectual property than this Agreement. LSI Logic will indemnify Verisity for any damages that arise out of the failure of any third party to whom LSI Logic gives such access to comply with such confidentiality agreements.

     5.4 Each individual license may be re-hosted up to two times each year to facilitate the transfer of Specman licenses between Mint project engagements. In addition a steering team consisting of an executive from LSI Logic and from Verisity will meet as necessary, but not less than once per year, to review the license usage model and rehosting restrictions described above.

6.   Invisible Specman Package License Purchases.

     6.1 Quantity Of Licenses. Subject to LSI Logic's compliance with the terms and obligations of this Agreement, Verisity shall grant to LSI Logic the following licenses:

         6.1.1 In the first year of this Agreement (i.e., for a period of one year following the Effective Date) LSI Logic will have a cumulative total of [*] nonexclusive, nontransferable, worldwide Invisible Specman Package licenses for the term specified below (i.e, [*] Invisible Specman Package used to wrap each of [*] different Cores). LSI Logic may use the Cores wrapped with an Invisible Specman Package to a maximum of [*] uses on Customer projects. Each type of wrapped Core used in a project shall count as a separate use on a Customer project, but multiple uses of a single type of wrapped Core on a Customer project shall only count as one use. A "Respin," i.e., an interim product in which certain previously identified errors in a product have been corrected, will not be counted against the total number of allowed projects (so long as the initial version of that project is counted). A "Revision," i.e., an updated version of a Core with certain new functions and/or features, will be counted against the total number of allowed Cores if the original version of the Core is not replaced by the Revision in all projects.

               (a) A "Customer" is a purchaser, assignee, licensee, or transferee of an integrated circuit device or integrated circuit design services. Customers may include "LSI Logic Affiliates" which include subsidiaries and affiliates of LSI Logic in which LSI Logic owns at least 50% of the outstanding voting securities. Customers do not include, and LSI Logic may not sublicense the Invisible Specman Package to, the EDA companies listed in Exhibit C ("Competitors"). Verisity may add additional EDA companies to the list of Competitors at any time upon written notice.

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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         6.1.2 LSI Logic will have a cumulative total of [*] Invisible Specman
Packages during the second year (i.e.,an additional [*] Packages). These Invisible Specman Packages can be used on [*] additional Customer projects.

         6.1.3 LSI Logic will have a cumulative total of [*] Invisible Specman Packages during the third year. These Invisible Specman Packages can be used on [*] additional Customer projects.

7.   Terms Of The Invisible Specman Package Licenses.

     7.1 The Invisible Specman Package is a Licensed Program for the purposes of applying the terms of the VPA. Notwithstanding anything in this Agreement or the VPA to the contrary, Sections 1(a) and 1(b) of the VPA do not apply to the Invisible Specman Package.

     7.2 License. LSI Logic (including Mint) may only use the Invisible Specman Package to verify that it performs satisfactorily with a Core or to verify the integration of a Core in a Customer design, provided that: (i) LSI Logic's use of the Invisible Specman Package is confined to a client workstation or computer owned or leased by LSI Logic; and (ii) LSI Logic makes no use of the Invisible Specman Package for other than those specifically allowed above and, except as allowed above, will not make any use thereof to offer the benefits or services of the Invisible Specman Package to third parties, whether such arrangement is in the nature of a service bureau, out-sourcing service, joint development relationship or any other similar service or business. LSI Logic may make and hold two copies of the Invisible Specman Package for temporary backup use and/or archival purposes. All of LSI Logic's rights to use the Invisible Specman Package are expressly stated herein; there are no implied rights.

     7.3 Subject to LSI Logic's compliance with the terms and conditions of this Agreement, Verisity grants to LSI Logic, and LSI Logic accepts from Verisity the right to grant sublicenses to a Customer, in conjunction with a product, subject to the following:

         7.3.1 The Customer must agree to be bound by the terms and conditions of a sublicense agreement substantially in the form of the Software Sublicense Agreement attached hereto as Exhibit D. Any modifications to that form must be pre-approved by Verisity.

         7.3.2 LSI Logic will provide Verisity with the company name, address and contact name for the person responsible for integrating the Core into a customer design (collectively "Contact Information") for the Customer.

8.   Verification Advisor License Purchases And Terms.

     8.1 Verification Advisor is a Licensed Program for the purposes of applying the terms of the VPA.

     8.2 Subject to LSI Logic's compliance with the terms and obligations of this Agreement, Verisity shall grant to LSI Logic one nonexclusive, nontransferable, worldwide, paid up license to Verification Advisor (for the term specified below) for each Specman Elite license. The

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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license will include the right to generate and use customized versions of
Verification Advisor that reflect the recommended LSI Logic and Mint verification methodologies.

9.   Additional License Purchases.

     9.1 In the event that expanded usage of Specman Elite/Specman Plus and Invisible Specman Package beyond the initial program is required by LSI Logic, LSI Logic may purchase additional licenses in the following bundled increments:

         9.1.1 [*]

         9.1.2 [*]

         9.1.3 [*]

10.  Maintenance.

     10.1 Provided LSI Logic is current on all fees due under this Agreement, Verisity will perform the technical support and maintenance services described in the VPA at no additional cost. Additional services will be charged as described in this Agreement or otherwise negotiated. As of the Effective Date, maintenance for the Pre-existing Licenses will be provided during the term of this Agreement as partial consideration for the fees paid pursuant to this Agreement. The remaining balance of any maintenance due under the VPA will be tolled during the term of this Agreement. Upon termination of this Agreement, Verisity will continue to provide maintenance for the Pre-existing Licenses for the balance of any maintenance period remaining pursuant to the VPA.

11.  Training.

     11.1 LSI Logic shall be entitled to free training courses for up to a maximum of [*] students during each of the [*] years of the agreement. Students may receive training either through one of up to a maximum of [*] dedicated LSI courses per year or a Verisity regularly scheduled class. Reasonable travel and accommodation costs for the Verisity trainers will be borne by LSI Logic for courses provided at sites other than Verisity's sales headquarters. Additional training will be available at the special discounted rate of $[*] per [*] student LSI Logic dedicated course, or $[*] per student at any of the regularly scheduled courses.

12.  Term.

     12.1 Sections 6(a), 6(b), and 6(c) of the VPA do not apply to the term of this Agreement.

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     12.2 The term of the Agreement and the licenses granted herein shall be three years from the Effective Date upon payment of the license fees described herein. The term of any Pre-existing License is governed by the VPA.

     12.3 Either party may terminate this Agreement if the other party fails to perform any of its material obligations hereunder or otherwise materially breaches this Agreement and fails to effect the cure of such failure or breach within 30 days after written notice thereof.

13.  License Fees.

     13.1 Payments By LSI Logic. [*]

     13.2 Payments By Verisity. [*]

14.  Reversion Of Mintsim To LSI Logic.

     14.1 In the event that Verisity decides not to develop or market the Specman Plus product, or the Agreement is terminated for any reason, within [*] years of the Effective Date of this Agreement, LSI Logic will have the [*].

15.  Press Release.

     15.1 LSI Logic and Verisity will issue one joint press release to announce LSI Logic joining the Verisity Pure IP program. A second joint press release will be made to announce broad adoption of Specman technology by Mint at a mutually agreed upon time.

16.  Miscellaneous.

     16.1 Applicability Of Agreement. The terms of this Agreement extend to Mint as an integral part of LSI Logic.

     16.2 Additional Licenses. It is anticipated that the LSI Logic may desire to acquire one or more additional licenses to the Licensed Programs. Any such additional license will be governed by the terms and conditions of this Agreement absent a written agreement clearly modifying the terms of this Agreement and executed by both parties.

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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     16.3 Assignment. Except for assignment or transfer to an LSI Logic
Affiliate as part of a corporate reorganization, LSI Logic shall not have the right to assign or otherwise transfer its rights or obligations under this Agreement. Any assignment by LSI Logic to an LSI Logic Affiliate that will materially change Verisity's duties or materially increase the burden or risk imposed upon Verisity by this Agreement is prohibited unless pre-approved by Verisity. Verisity shall have the right to assign or otherwise transfer its rights together with all obligations under this Agreement only as a result of a business combination including, without limitation, merger, acquisition or otherwise in which all or substantially all of the assets and liabilities of Verisity are acquired. Any prohibited assignment shall be void and of no effect. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto

  IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Agreement as of the date first written above.


LSI Logic CORPORATION               Verisity DESIGN, Inc.

By: /s/ Daniel M. Weep               By: /s/ Moshe Gavrielov
    ----------------------               --------------------------

Name: Daniel M. Weep                 Name: Moshe Gavrielov
      --------------------                 ------------------------

Title: VP WW Customer Eng            Title: CEO - Verisity Ltd.
       -------------------                  -----------------------

Date:   8 Feb 2000                   Date: 17 Feb 2000
      --------------------                 ------------------------

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                                   EXHIBIT A

                            FILES COMPRISING MINTSIM

                                    EXHIBIT B

                         LIST OF EXISTING MINT CUSTOMER


                                      [*]


[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                   EXHIBIT C

                              VERISITY COMPETITORS

[*]

[*]- CERTAIN INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

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                                   Exhibit D
                         Software Sublicense Agreement

Verisity Design, Inc., a California corporation, and/or its affiliates ("Verisity") is the creator and owner of (1) certain software programs generally known as Invisible Specman and IP Cover, (2) Verisity's proprietary "e" language, and (3) any associated documentation (collectively the "Invisible Specman Package"). This Software Sublicense Agreement is made between you (either the individual or a single entity referred to herein as "Customer") and the party from whom you are sublicensing the Invisible Specman Package (the "Licensee"). If this sublicense has been made to an entity (i.e., a partnership, limited liability company, company, corporation, or other legal entity), you are also representing that you have authority to enter into this Software Sublicense Agreement on behalf of that entity.

IF YOU DO NOT AGREE TO EITHER THIS SOFTWARE SUBLICENSE AGREEMENT, OR THE END USER SUBLICENSE AGREEMENT THAT IS INCLUDED WITH THE INVISIBLE SPECMAN PACKAGE, YOU WILL HAVE NO RIGHT TO USE THE SOFTWARE FOR ANY REASON.

TO USE THE INVISIBLE SPECMAN PACKAGE, YOU MUST OBTAIN A SOFTWARE KEY FROM EITHER VERISITY OR THE LICENSEE.

Background
----------

A. Licensee has granted Customer limited rights in its intellectual property (the "Core") for use in integrated circuits or systems design, testing and manufacture.

B. Customer desires to acquire a limited sublicense to the Invisible Specman Package.

NOW THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                  Sublicense.

     1.1 Sublicense. Subject to Customer's compliance with the terms and
         ----------
conditions of this Agreement, Licensee grants to Customer a nonexclusive, nontransferable sublicense to use the Invisible Specman Package solely for verifying the integration of a Core in a Customer design ("Design"). Customer shall make no use of the Invisible Specman Package for other than its intended use, and shall not use the Invisible Specman Package to verify any Core or Design or make any use thereof to offer the benefits or services of the Invisible Specman Package to third parties, whether such arrangement is in the nature of a consultant, contractor, service bureau, out-sourcing service, joint development relationship or any other similar service or business. If Customer does not agree to the terms of this Agreement, Customer is not granted a sublicense hereby, and customer may not use the Invisible Specman Package for any purpose. Customer's use of the Invisible Specman Package indicates Customer's agreement to be bound by the terms of this Agreement.

                                       13
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                                   ARTICLE II
                            Additional Restrictions.

     2.1 Customer may not use, copy, modify, display, sublicense or print the Invisible Specman Package, in whole or in part, except as expressly provided in this Agreement. Without limiting the generality of the foregoing, Customer shall abide by the following additional restrictions on the use and copying of the Invisible Specman Package:



     (a) No Modification. Customer shall not make any modification to, or
         ---------------
adaptation of, the Invisible Specman Package nor merge it into any other programs or other materials. Customer shall have no access to, or rights or license to modify, the source code for the Invisible Specman Package. Customer shall not attempt, or allow others under its control to attempt, to obtain or derive information from or about the Invisible Specman Package through disassembly, decompiling, reverse engineering or other means.

     (b) Markings. All titles, trademarks, copyright notices and other
         --------
proprietary markings must be reproduced on all permitted copies of the Invisible Specman Package. Customer shall not remove such titles, trademarks, copyright notices or other proprietary markings.

                                  ARTICLE III
                              Proprietary Matters.

     3.1 Ownership. Customer acknowledges that as between Customer, Licensee and
         ---------
Verisity, the present and all subsequent versions of Invisible Specman Package, including all associated copyrights, patents, trademarks, trade secrets and other intellectual property and proprietary rights with respect thereto, are, and at all times shall be, the sole property of Verisity and its licensors, even if suggestions made by Customer are incorporated into subsequent versions of the Invisible Specman Package or associated documentation.

     3.2 Unless governed by another agreement, all material, information, or other communications submitted to Verisity or Licensee by Customer ("Communications") shall be considered non-confidential and non-proprietary. Verisity and Licensee shall have no obligations with respect to the Communications. Verisity, Licensee, and their designees shall be free to copy, disclose, distribute, incorporate, and otherwise use the Communications and all data, formulae, images, sounds, text, and other things embodied therein for any and all purposes.

                                   ARTICLE IV
                             Term and Termination.

     4.1 License Term. Subject to the terms of this Agreement, the term of the
         ------------
sublicense granted hereunder is co-extensive with the Customer's right to verify the integration of a product in a Design.

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

     4.2 Termination. Verisity may terminate this sublicense at any time for its
         -----------
convenience and in its sole discretion. Verisity shall provide notice of termination by mail, certified mail, e-mail, facsimile, or any other reasonable method and such notice shall be effective upon sending. Any form of notice shall be sufficient upon actual receipt. With the exception of Article 1, all terms of this Agreement shall survive termination.

     4.3 Return of Invisible Specman Package. Upon termination, Customer shall
         -----------------------------------
make no further use of the Invisible Specman Package; and, within 10 days after such termination, Customer shall either destroy or return to Licensee the originals and all copies of the Invisible Specman Package in the possession or under the control of Customer. The foregoing obligations apply to copies of the Invisible Specman Package in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or combined with other materials.

                                   ARTICLE V
                                  Disclaimer.

5.1 THE INVISIBLE SPECMAN PACKAGE IS PROVIDED "AS IS," AND LICENSEE AND VERISITY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, DESIGN, CONDITION, CAPACITY, PERFORMANCE, TITLE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS (INCLUDING INTELLECTUAL PROPERTY RIGHTS). IN NO EVENT SHALL VERISITY, LICENSEE OR THEIR SUPPLIERS BE LIABLE FOR ANY DAMAGES WHATSOEVER ARISING OUT OF THE USE OR INABILITY TO USE THE INVISIBLE SPECMAN PACKAGE, INCLUDING LOSS OF PROFITS, BUSINESS INTERRUPTION, LOSS OF REVENUES, LOSS OF SAVINGS, LOSS OF USE, LOSS OR CORRUPTION OF DATA OR ANY DIRECT, GENERAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER UNDER NEGLIGENCE, TORT, CONTRACT OR OTHER THEORIES OF RECOVERY, EVEN IF VERISITY HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NEITHER VERISITY NOR LICENSEE WARRANT THE ACCURACY OR COMPLETENESS OF THE INFORMATION, TEXT, GRAPHICS, FORMULAE, LINKS, OR OTHER ITEMS CONTAINED WITHIN THE INVISIBLE SPECMAN PACKAGE. CUSTOMER ASSUMES ANY AND ALL RISKS ASSOCIATED WITH THE USE OF THE INVISIBLE SPECMAN PACKAGE REGARDLESS OF WHETHER SUCH RISKS ARE FORESEEABLE. CUSTOMER EXCLUSIVELY BEARS FULL AND COMPLETE LIABILITY AND RESPONSIBILITY FOR ITS USE AND RELIANCE ON THE INVISIBLE SPECMAN PACKAGE, EVEN IF SUCH USE WERE TO PRODUCE INCORRECT INFORMATION OR ERRONEOUS RESULTS.

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                                   ARTICLE VI
                                    Updates

     6.1 Verisity may make changes to the Invisible Specman Package at any time without notice to the Customer. Verisity makes no commitment to update the Invisible Specman Package. Verisity has no obligation to provide any updates to Customer at any time. Any updates shall be delivered (if at all) to Customer by the Licensee. Any updates shall be covered by this Agreement.

                                  ARTICLE VII
                         Entire Agreement; Amendments.

     7.1 This Agreement constitutes the entire agreement of the parties concerning the subject matter hereof, superseding all prior and contemporaneous proposals, negotiations, communications and agreements, written or oral, with respect to the subject matter of this Agreement. No representation or promise relating to and no amendment or modification of this Agreement shall be binding unless it is in writing and signed by an authorized representative of each party.

                                  ARTICLE VIII
                                  Assignment.

     8.1 Except as specifically provided for herein, neither this Agreement, nor any right or license under this Agreement, nor any Invisible Specman Package, may be assigned, sublicensed, distributed, sold, rented, leased or otherwise transferred by Customer to a third party.

                                   ARTICLE IX
                     Governing Law; Captions; Waiver; Etc.

     9.1 This Agreement shall be governed by and construed in accordance with the substantive laws of the State of California. The parties stipulate that all litigation under this Agreement not subject to the Arbitration requirement below will be brought in the state courts of Santa Clara County, California, or, for matters involving federal jurisdiction, in the United States District Court for the Northern District of California, and the parties each hereby submit to the personal jurisdiction of such courts. If Customer is located outside of the territory of the United States of America, the parties agree that the United Nations Convention on Contracts for the International Sale of Goods shall not govern this Agreement, the rights and obligations of the parties hereunder, nor any agreement that may be executed to implement this Agreement. No waiver by Verisity of any breach of any provision of this Agreement shall constitute a waiver of any other breach of that or any other provision of this Agreement. In the event that any of the

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provisions contained in this Agreement are held to be unenforceable, such provisions shall be narrowed (or deleted if necessary) to the minimum extent necessary to make them enforceable.

                                   ARTICLE X
                            Third Party Beneficiary.

     10.1 Verisity is an intended third party beneficiary of this Agreement, and is entitled to enforce the terms hereof as if a party hereto.

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